UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2026 (May 28, 2026)

International Flavors and Fragrances Inc.

(Exact name of registrant as specified in its charter)

New York	1-4858	13-1432060
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

521 West 57th Street, New York, New York 10019

200 Powder Mill Road, Wilmington, Delaware 19803

(Address of Principal Executive Offices) (Zip Code)

(212) 765-5500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities	Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value 12 1/2 cents per share	IFF	New York Stock Exchange
1.800% Senior Notes due 2026	IFF 26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 28, 2026, International Flavors & Fragrances Inc. (“IFF” or the “Company”) entered into a Transaction Agreement (the “Transaction Agreement”) with Foxtrot US Bidco, Inc. (“Buyer”) and Foxtrot Midco LP (“Buyer Parent”), each affiliates of CVC Capital Partners, pursuant to which, subject to the satisfaction of customary closing conditions set forth in the Transaction Agreement, IFF has agreed to sell to Buyer the Company’s Food Ingredients business (the “Business”) in a transaction valuing the Business at approximately $4.3 billion (the “Transaction”). At the closing of the Transaction, IFF expects to receive net cash proceeds of approximately $3.8 billion, subject to customary transaction adjustments, and a minority equity interest in the future company currently valued at approximately $200 million, which is expected to represent an approximate 9.9% stake at the time of the closing.

Consummation of the Transaction is subject to the satisfaction or waiver of certain customary mutual closing conditions, including (i) the absence of an injunction in certain agreed jurisdictions that would prohibit consummation of the Transaction and (ii) the expiration or termination of the required waiting, notice or review periods and approvals or clearances under the Hart-Scott-Rodino Act, as amended, and certain other approvals under non-U.S. regulatory laws. The obligation of each party to consummate the Transaction is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions) and the other party having performed in all material respects its obligations under the Transaction Agreement.

The Transaction Agreement contains representations, warranties and covenants of the Company, Buyer Parent and Buyer generally customary for a transaction of this type. The Transaction Agreement also provides for customary indemnification related to liabilities intended to be assumed by Buyer or retained by the Company and other matters. The Company and Buyer also agreed to use their reasonable best efforts to cause the Transaction to be consummated and to obtain any required regulatory approvals.

The Transaction Agreement contains certain termination rights, including, among others, (i) for the Company and Buyer, if the Transaction is not consummated on or before May 28, 2027 and (ii) for the Company and Buyer, if, in the case of the Company, any of Buyer’s representations and warranties fails to be true and correct or Buyer breaches or fails to perform its covenants or other agreements or, in the case of Buyer, any of the Company’s representations and warranties fails to be true and correct or the Company breaches or fails to perform its covenants or other agreements, in each case, such that a closing condition fails to be satisfied.

The foregoing description of the Transaction Agreement is subject to, and qualified in its entirety by reference to, the full text of the Transaction Agreement, a copy of which will be filed as an exhibit with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026. The Transaction Agreement, when filed, and the foregoing description thereof have been included to provide investors and stockholders with information regarding the terms of the Transaction Agreement. They are not intended to provide any other factual information about the Company, Buyer Parent, Buyer, the Business or the business of Buyer Parent and Buyer. In particular, the assertions embodied in the representations and warranties in the Transaction Agreement were made as of a specified date, are modified or qualified by information in a confidential disclosure letter prepared in connection with the execution and delivery of the Transaction Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Transaction Agreement are not necessarily characterizations of the actual state of facts about the Company, Buyer Parent, Buyer, the Business or the business of Buyer Parent and Buyer under the Transaction Agreement at the time they were made or otherwise and should only be read in conjunction with the other information that the Company, Buyer Parent or Buyer make publicly available in reports, statements and other documents filed with the U.S. Securities and Exchange Commission.

Item 8.01.	Other Events.

On May 29, 2026, IFF issued a press release announcing the Company’s entry into the Transaction Agreement. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 29, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Cautionary Statement Under The Private Securities Litigation Reform Act of 1995

This communication contains “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current assumptions, estimates and expectations, including with respect to the Company’s financial and operational outlook (sales, adjusted operating EBITDA and cash flow), portfolio optimization initiatives (including the anticipated closing date of the sale of the Business), pricing, productivity and cost-discipline actions, capital allocation, future operations, growth potential, strategic investments and the expected effects of foreign exchange. These statements reflect management’s present views, are based on a series of expectations, assumptions, estimates and projections about the company, are subject to change, and involve uncertainties that could cause actual results to differ materially.

Certain of such forward-looking information may be identified by such terms as “expect”, “anticipate”, “believe”, “intend”, “outlook”, “may”, “will”, “would”, “estimate”, “should”, “predict”, “plan”, “project”, “could”, “potential”, “seek”, “target”, “continue”, “future”, and similar terms or variations thereof. These statements are not guarantees of future performance and are subject to risks and uncertainties that could lead to materially different outcomes.

Such risks, uncertainties and other factors include, among others, the following: (1) demand trends, competitive dynamics and customer concentration in the Company’s end markets; (2) execution of the Company’s strategic transformation and other strategic transactions, divestitures, acquisitions, collaborations and joint ventures; (3) working capital and inventory management; (4) outcomes of legal claims, disputes, regulatory investigations and litigation; (5) tariffs and trade actions, supply chain disruptions and macro events, including geopolitical developments, climate events, natural disasters, public health crises; (6) volatility in input costs (such as raw materials, transportation and energy); (7) attraction, retention and turnover of key employees and executives; (8) product innovation, time-to-market, product safety and quality; (9) cybersecurity incidents, artificial intelligence related risks, data privacy and compliance with data protection laws; (10) exposure to emerging markets, foreign currency fluctuations and international regulatory and political risks; (11) capital allocation, dividend policy and potential impairments of tangible or intangible assets; (12) the Company’s indebtedness, credit rating, liquidity, and access to capital; (13) pension and postretirement obligations; (14) compliance with federal, state, local and international rules and regulations, and regulatory, environmental, anti-corruption and sanctions laws and related ethical business practices; (15) protection and enforcement of intellectual property; (16) changes in tax laws and policies, tax audits and outcomes, including potential tax liabilities related to prior transactions; and (17) changes in federal, state, local and international rules and regulations.

The foregoing list of important factors does not include all such factors, nor necessarily present them in order of importance. Important factors are described under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in the Company’s subsequent filings with the SEC, and those disclosures are incorporated herein by reference.

The Company intends its forward-looking statements to speak only as of the time of such statements and does not undertake or plan to update or revise them as more information becomes available or to reflect changes in expectations, assumptions or results, whether as a result of new information, future events or otherwise. The Company can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of, or any material adverse change in, one or more of the risk factors or risks and uncertainties referred to in this press release or included in the Company’s other periodic reports filed with the SEC could materially and adversely impact the Company’s operations and the Company’s future financial results.

Any public statements or disclosures made by the Company following this communication that modify or impact any of the forward-looking statements contained in or accompanying this communication will be deemed to modify or supersede such outlook or other forward-looking statements in or accompanying this communication.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:	/s/ Stephen Landsman
Name:	Stephen Landsman
Title:	Executive Vice President, General Counsel
Dated:	June 1, 2026

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